Exhibit 99.1

Final: For Release	Company Contact:
Ronald Ristau
Chief Operating Officer
Chief Financial Officer
(212) 884-2000

Investor/Media Contact:
Integrated Corporate Relations
(203) 682-8200
Investor: Allison Malkin
Media: Megan McDonnell

NEW YORK & COMPANY, INC. ANNOUNCES SECOND QUARTER AND SIX MONTH 2005 RESULTS

•                  Second Quarter Operating Income Increases by 67.2% to $21.7 Million

•                  Second Quarter Net Income Increases by $21.2 Million to $0.21 Per Diluted Share

•                  Company Projects Fiscal Year 2005 Diluted EPS Range of $1.18 to $1.26

New York, NY – August 18, 2005 – New York & Company, Inc. [NYSE:NWY], a specialty apparel chain with 506 stores, today announced financial results for the second quarter and six month period ended July 30, 2005.

Net sales for the second quarter of fiscal 2005 increased 4.9% to $254.6 million compared to $242.8 million in the prior year quarter.  Comparable store sales for the second quarter of fiscal 2005 increased 0.4% compared to a 14.1% increase in the prior year quarter.  Operating income for the second quarter of fiscal 2005 increased 67.2% to $21.7 million, compared to $13.0 million, in the prior year period.  Net income for the second quarter of fiscal 2005 increased by $21.2 million to $12.3 million, or $0.21 per diluted share, compared to a net loss of $(8.9) million or $(0.20) per diluted share, in the second quarter of fiscal 2004.

Net sales for the six month period ended July 30, 2005 increased 6.0% to $524.6 million from $494.9 million in the prior year six month period.  Comparable store sales for the six month period ended July 30, 2005 increased 2.3% compared to a 14.1% increase in the prior year period.  Operating income for the six month period in fiscal 2005 increased 31.1% to $59.1 million, compared to $45.1 million in the prior year period.  Net income for the six months ended July 30, 2005 increased 731.4% to $33.7 million, or $0.59 per diluted share, compared to $4.1 million or $0.08 per diluted share, in the prior year period.

“We are pleased with our overall performance for the second quarter and the Spring Season,” stated Richard P. Crystal, New York & Company’s Chairman and CEO.  “We met our earnings guidance which we attribute to our merchandise assortment, disciplined operating model and successful store expansion strategies.  During the quarter we also completed the acquisition of JasmineSola, a Boston based retailer of upscale and contemporary apparel, footwear and accessories with 14 stores in operation, which affords us an additional growth vehicle.  As we look ahead, we believe that our merchandise and marketing plans position us to capitalize on the upcoming season.”

The Company’s balance sheet included $57.2 million in cash and working capital of $78.2 million at July 30, 2005.   Our quarter end inventory was $101.0 million, including $3.4 million of inventory acquired in the acquisition of JasmineSola.

Capital spending for the first six months of fiscal 2005 was $42.8 million, compared to $22.4 million for the first six months of fiscal 2004.

Guidance

The Company is also updating its full year guidance and introducing guidance for the third and fourth quarters as follows:

Fiscal Year 2005

For the full fiscal year, the Company is currently forecasting net sales in the range of $1,125.0 million to $1,137.9 million, including approximately $16.0 million in sales from its recently acquired JasmineSola business from the date of acquisition.  This compares to the Company’s previous guidance range of $1,117.0 million to $1,135.0 million and actual fiscal 2004 net sales of $1,040.0 million.  Net income is currently estimated in the range of $67.8 million to $72.4 million, or $1.18 to $1.26 per diluted share, as compared to the Company’s previous guidance range of $68.4 million to $72.0 million, or $1.18 to $1.24 per diluted share, and actual fiscal 2004 net income of $17.4 million, or $0.33 per diluted share.

For the full fiscal year 2005, capital spending is estimated to be approximately $80.0 million, compared to $54.3 million in fiscal 2004.

Third Quarter

The Company forecasts net sales for the third quarter of fiscal 2005, including expected sales by its newly acquired JasmineSola business of $8.2 million, to be in the range of $257.9 million to $262.8 million, an increase of 6.4% to 8.5%, compared to actual third quarter fiscal 2004 net sales of $242.3 million.  Comparable store sales are estimated to be approximately flat for the quarter, as compared to a comparable store sales increase of 7.0% in the third quarter of fiscal 2004.   These projected results reflect low inventories of summer clearance and sales of some fall product categories that were below expectations during the first half of August with improving sales expected as the fall season develops.  Net income is estimated in the range of $8.9 million to $10.1 million, or $0.15 to $0.18 per diluted share, compared to a net loss of $(4.6) million, or $(0.10) per diluted share in the third quarter of fiscal 2004.

The Company anticipates capital spending for the third quarter of fiscal 2005 to approximate $28.0 million, as compared to $20.4 million in the third quarter of fiscal 2004. This increased capital spending is required primarily to support the acceleration of our new store expansion and remodeling activities.

Fourth Quarter

The Company currently estimates net sales for the fourth quarter of fiscal 2005, including sales of its newly acquired JasmineSola stores of $7.5 million, to be in the range of $342.5 million to $350.5 million, an increase of 13.1% to 15.8%, compared to actual fourth quarter fiscal 2004 net sales of $302.8 million.  Included in this estimate is a comparable store sales increase in the range of 5.0% to 8.0% as the prior year comparable store sales were negative (2.7)% in the 2004 fourth quarter, and therefore the Company expects higher comparable store sales rates in the current year, as the inventory offering is improved.  Net income is estimated to be in the range of $25.1 million to $28.6 million, or $0.44 to $0.50 per diluted share, compared to net income of $18.0 million, or $0.32 per diluted share in the fourth quarter of fiscal 2004.

The Company anticipates capital spending for the fourth quarter of fiscal 2005 to approximate $9.0 million, as compared to $11.5 million in the fourth quarter of fiscal 2004.

Conference Call Information

A conference call to discuss second quarter of fiscal 2005 results is scheduled for today (Thursday, August 18, 2005) at 9:00 AM Eastern Time.  Investors and analysts interested in participating in the call are invited to dial (800) 289-0572 approximately ten minutes prior to the start of the call.  The conference call will also be web-cast live at www.nyandcompany.com.  A replay of this call will be available until August 25, 2005 and can be accessed by dialing (888) 203-1112 and entering code 4023295.

Forward-Looking Statements: This press release contains certain forward-looking statements.  Such statements are subject to various risks and uncertainties that could cause actual results to differ materially.  These include, but are not limited to:  (i) our ability to open and operate new stores successfully; (ii) seasonal fluctuations in our business; (iii) our ability to anticipate and respond to fashion trends and launch new product lines successfully; (iv) general economic conditions, consumer confidence and spending patterns; (v) our dependence on mall traffic for our sales; (vi) the susceptibility of our business to extreme and/or unseasonable weather conditions; (vii) our ability to retain and recruit key personnel; (viii) our reliance on third parties to manage some aspects of our business; (ix) changes in the cost of raw materials and labor; (x) our reliance on foreign sources of production; (xi) the ability of our manufacturers to manufacture and deliver products in a timely manner while meeting our quality standards; (xii) our reliance on manufacturers to maintain ethical business practices; (xiii) our ability to protect our trademarks and other intellectual property rights; (xiv) our dependence on the success of our brand; (xv) competition in our market, including promotional and pricing competition; (xvi) our reliance on the effective use of customer information; (xvii) the effects of government regulation; (xviii) the control of our company by our sponsors and (xix) other risks and uncertainties as described in our documents filed with the SEC, including our Annual Report on Form 10-K.  We undertake no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.

About New York & Company

New York & Company, Inc., founded in 1918, is a leading specialty retailer of fashion-oriented, moderately-priced women’s apparel.  The company’s proprietary branded New York & Company merchandise is sold exclusively through its national network of retail stores.  As of July 30, 2005, the Company had 506 stores in operation in 45 states.  Additionally, certain product, press release and SEC filing information concerning the Company are available at the Company’s website www.nyandcompany.com.

Exhibit (1)

New York & Company, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

(Amounts in thousands, except per share amounts)	Three Months Ended July 30, 2005		Three Months Ended July 31, 2004

Net sales	$254,581	100.0%	$242,824	100.0%
Cost of goods sold, buying and occupancy costs	172,563	67.8%	162,697	67.0%
Gross profit	82,018	32.2%	80,127	33.0%
Selling, general and administrative expenses	60,278	23.7%	67,126	27.6	%(a)(b)
Operating income	21,740	8.5%	13,001	5.4%
Interest expense, net	1,301	0.5%	2,924	1.2%
Accrued dividends-redeemable preferred stock	—	—	473	0.2%
Loss on derivative instrument (related to LFAS, Inc. warrant)	—	—	14,302	5.9%
Income (loss) before income taxes	20,439	8.0%	(4,698)	(1.9)%
Provision for income taxes	8,189	3.2%	4,239	1.8%
Net income (loss)	$12,250	4.8%	$(8,937)	(3.7)%

Basic earnings (loss) per share:	$0.23		$(0.20)
Diluted earnings (loss) per share:	$0.21		$(0.20)
Weighted average shares outstanding:
Basic	53,654		45,266
Diluted	57,197		45,266

(a)          The three months ended July 31, 2004 includes charges of approximately $0.4 million related to the terminated advisory services agreement with Bear Stearns Merchant Manager II, LLC.

(b)         The three months ended July 31, 2004 includes $4.3 million of non-cash share-based compensation related to a significant grant of 630,663 options to purchase common stock granted to certain key executives in May 2004, upon completion of refinancings and the repurchase of the warrant from Limited Brands, Inc.

Exhibit (2)

New York & Company, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

(Amounts in thousands, except per share amounts)	Six Months Ended July 30, 2005		Six Months Ended July 31, 2004

Net sales	$524,556	100.0%	$494,919	100.0%
Cost of goods sold, buying and occupancy costs	344,228	65.6%	322,956	65.3%
Gross profit	180,328	34.4%	171,963	34.7%
Selling, general and administrative expenses	121,204	23.1%	126,872	25.6	%(a)(b)
Operating income	59,124	11.3%	45,091	9.1%
Interest expense, net	2,710	0.5%	4,678	0.9%
Accrued dividends-redeemable preferred stock	—	—	2,703	0.5%
Loss on modification and extinguishment of debt	—	—	352	0.1%
Loss on derivative instrument (related to LFAS, Inc. warrant)	—	—	16,768	3.4%
Income before income taxes	56,414	10.8%	20,590	4.2%
Provision for income taxes	22,684	4.4%	16,533	3.4%
Net income	$33,730	6.4%	$4,057	0.8%

Basic earnings per share:	$0.63		$0.09
Diluted earnings per share:	$0.59		$0.08
Weighted average shares outstanding:
Basic	53,497		44,514
Diluted	56,935		51,275

(a)          The six months ended July 31, 2004 includes charges of approximately $1.4 million related to the terminated advisory services agreement with Bear Stearns Merchant Manager II, LLC.

(b)         The six months ended July 31, 2004 includes $4.3 million of non-cash share-based compensation related to a significant grant of 630,663 options to purchase common stock granted to certain key executives in May 2004, upon completion of refinancings and the repurchase of the warrant from Limited Brands, Inc.

Exhibit (3)

New York & Company, Inc. and Subsidiaries
Consolidated Balance Sheets

	July 30, 2005	January 29, 2005	July 31, 2004
	(Unaudited)	(Audited)	(Unaudited)
	(Amounts in thousands, except per share amounts)
Assets
Current assets:
Cash and cash equivalents	$57,239	$85,161	$65,881
Accounts receivable	19,566	13,069	15,516
Inventories, net	100,977	93,379	80,078
Prepaid expenses	18,498	17,875	16,506
Deferred income taxes	—	—	1,587
Other current assets	2,437	1,256	1,401
Total current assets	198,717	210,740	180,969
Property and equipment, net	135,351	100,681	80,387
Goodwill	26,014	—	—
Intangible assets	14,843	14,843	14,515
Deferred income taxes	—	—	2,876
Other assets	3,282	3,924	8,148
Total assets	$378,207	$330,188	$286,895
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$66,572	$74,045	$49,012
Accrued expenses	52,285	51,802	53,500
Income taxes payable	—	—	1,964
Deferred income taxes	1,636	1,788	—
Other current liabilities	—	—	33,038
Total current liabilities	120,493	127,635	137,514
Long-term debt	75,000	75,000	150,000
Deferred income taxes	3,017	6,698	—
Series A redeemable preferred stock, 12.5% cumulative, non-voting, par value $0.01; No shares authorized and outstanding at July 30, 2005 and January 29, 2005; 1 share issued and outstanding at July 31, 2004	—	—	1
Other liabilities	30,370	17,572	13,600
Total liabilities	228,880	226,905	301,115
Commitments and contingencies	—	—	—
Stockholders’ equity (deficit):
Common stock, voting, par value $0.001; 300,000 shares authorized; 54,179, 53,283, and 45,638 shares issued and outstanding at July 30, 2005, January 29, 2005, and July 31, 2004, respectively	54	53	46
Additional paid-in capital	121,763	109,448	4,629
Retained earnings (deficit)	28,214	(5,514)	(18,895)
Accumulated other comprehensive loss	(704)	(704)	—
Total stockholders’ equity (deficit)	149,327	103,283	(14,220)
Total liabilities and stockholders’ equity	$378,207	$330,188	$286,895

Exhibit (4)

New York & Company, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended July 30, 2005	Six Months Ended July 31, 2004
	(Amounts in thousands)
Operating activities
Net income	$33,730	$4,057
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,041	9,161
Amortization / write off of deferred financing costs	578	964
Share-based compensation	486	4,915
Deferred income taxes	(3,833)	(2,492)
Loss on derivative instrument	—	16,768
Change in operating assets and liabilities:
Accounts receivable	(6,497)	(4,650)
Inventories, net	(3,811)	(1,858)
Prepaid expenses	(602)	(1,598)
Accounts payable	(9,487)	1,241
Accrued expenses	423	9
Income taxes payable	—	(8,154)
Other assets and liabilities	11,616	(1,432)
Net cash provided by operating activities	33,644	16,931
Investing activities
Acquisition of Jasmine Company, Inc., net of cash acquired	(21,246)	—
Capital expenditures	(42,772)	(22,422)
Net cash used in investing activities	(64,018)	(22,422)
Financing activities
Proceeds from issuance of debt	—	150,000
Repayment of debt	(1,327)	(82,500)
Repurchase common stock warrant	—	(20,000)
Payment of financing costs	—	(4,046)
Redemption of Series A preferred stock	—	(69,696)
Proceeds from stock subscription receivable	—	222
Payment of offering costs related to initial public offering	—	(1,241)
Purchase of treasury stock	—	(173)
Proceeds from exercise of stock options	221	8
Tax benefit from exercise of stock options	3,558	—
Net cash provided by (used in) financing activities	2,452	(27,426)
Net decrease in cash and cash equivalents	(27,922)	(32,917)
Cash and cash equivalents at beginning of period	85,161	98,798
Cash and cash equivalents at end of period	$57,239	$65,881

Exhibit (5)

New York & Company, Inc. and Subsidiaries
Fiscal 2005 Projected Store Count and Selling Square Footage

Quarter	Total stores open at beginning of the quarter	Number of stores opened/acquired during the quarter		Number of stores remodeled during the quarter	Number of stores closed during the quarter	Total stores open at end of the quarter
1st Quarter (Actual)	476	8		8	(2)	482
2nd Quarter (Actual)	482	27	(a)	21	(3)	506
3rd Quarter (Projected)	506	20		13	—	526
4th Quarter (Projected)	526	5		—	(5)	526

Quarter	Total selling square feet at beginning of the quarter	Selling square feet for stores opened/acquired during the quarter		(Reduction)/Increase of selling square feet for stores remodeled during the quarter	Reduction of selling square feet for stores closed during the quarter	Total selling square feet at end of the quarter
1st Quarter (Actual)	3,189,770	32,908		(15,823)	(10,644)	3,196,211
2nd Quarter (Actual)	3,196,211	98,268	(a)	(40,604)	(16,404)	3,237,471
3rd Quarter (Projected)	3,237,471	90,941		1,967	—	3,330,379
4th Quarter (Projected)	3,330,379	21,701		—	(33,794)	3,318,286

(a) Includes 14 stores acquired in the acquisition of JasmineSola.  These stores have total selling square footage of 38,760.